Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS ANNOUNCES REORGANIZATION TO BECOME THE HOLDING COMPANY OF ADA-ES

NASDAQ TICKER SYMBOL TO REMAIN ADES

HIGHLANDS RANCH, Colo., July 1, 2013- Advanced Emissions Solutions, Inc. (the “Company”) today announced that it has been reorganized as the Delaware holding company for ADA-ES, Inc. (“ADA”) and BCSI, LLC. The shares of Advanced Emissions Solutions common stock will trade on the NASDAQ Capital Market under the ticker symbol “ADES.”

At ADA’s annual shareholders meeting held on June 13th 2013, its shareholders voted to approve the reorganization of the Company as the subsidiary of a Delaware holding company, Advanced Emissions Solutions, and the related Agreement and Plan of Merger.

Advanced Emissions Solutions has replaced ADA as the publicly held corporation and Advanced Emissions Solutions and its subsidiaries will conduct all of the operations of the Company. The officers of Advanced Emissions Solutions are also the current President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Secretary, Executive Vice President, Chief Operating Officer, Chief Technology Officer, Vice President and General Counsel and Vice President of Investor Relations of ADA. The directors of Advanced Emissions Solutions are the same as the directors of ADA prior to the reorganization.

Dr. Michael Durham, President and CEO of Advanced Emissions Solutions, stated, “We believe the name Advanced Emissions Solutions more accurately reflects the scope of our current operations and our future direction. Since ADA spun out from Earth Sciences in 2003, we’ve become a prominent player in the pollutant control industry including emission control technology, equipment and chemicals that reduce emissions of mercury, CO2 and other pollutants from coal-fired power plants, industrial boilers and cement kilns. Implementing the holding company structure will provide us with strategic, operational and financing flexibility and, with Advanced Emissions Solutions incorporated in Delaware, we will be in a better position to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides. We are enthusiastic about the significant near-term opportunities for the Company in our Refined Coal business and from the Mercury and Air Toxics Standards rule (“MATS”) and other emission regulations. We believe the reorganization and new name better positions the Company to capitalize on these opportunities.”

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) for mercury control, Dry Sorbent Injection (“DSI”) for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BSCI supplies Dry Sorbent Injection (“DSI”) for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the impact of EPA regulations and anticipated benefits expected to be provided by the Company’s reorganization. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations and legal challenges to them and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.